AGREEMENT

for

ENGINEERING, PROCUREMENT AND

CONSTRUCTION MANAGEMENT SERVICES

[Cost Reimbursable]

Between

ALAMOS GOLD, INC.

and

M3 ENGINEERING & TECHNOLOGY CORPORATION

for the

MULATOS SONORA

MEXICO PROJECT

also known as the

PROJECT NO. M3-PN02208

112

TABLE OF CONTENTS

ARTICLE I - DESCRIPTION OF AGREEMENT

1.1

Documents Included

5

1.2

Entire Agreement

5

ARTICLE II - SCOPE OF SERVICES

5

2.1

Description of Services

5

2.2

M3’s Responsibilities

6

2.3

Owner’s Responsibilities

7

ARTICLE III -

COMPENSATION

8

3.1

Contract Price

8

3.2

Miscellaneous Costs

8

3.3

Terms of Payment

8

ARTICLE IV - CHANGES

9

ARTICLE V - REPRESENTATIONS, WARRANTIES AND GUARANTEES

9

5.1

Owner’s Representations and Warranties

9

5.2

M3’s Representations and Warranties

9

5.3

Third Party Items

10

5.4

Performance Schedules

10

5.5

Limitations of Warranty

10

ARTICLE VI - INDEMNIFICATION

11

113

6.1

M3’s Indemnification of Owner

6.2

Owner’s Responsibilities

11

ARTICLE VII - INSURANCE

11

7.1

Commitment

11

7.2

Certificates

12

ARTICLE VIII - TERMINATION AND CANCELLATION

12

8.1

Termination for M3’s Default by Owner

12

8.2

Termination for Owner’s Default by M3

13

8.3

Cancellation for Convenience

13

8.4

Suspension by Owner

13

ARTICLE IX - COMPLETION

13

ARTICLE X - ACCEPTANCE

13

ARTICLE XI - GENERAL PROVISIONS

14

11.1

Independent Contractor Relationship

14

11.2

Safety and Environmental Regulations

14

11.3

Force Majeure

15

11.4

Title to Plans and Specifications

15

11.5

Confidentiality

Is

11.7

Damages

16

11.8

Audit and Maintenance of Records

16

11.9

Assignment

16

11.10

Subcontracts

114

11.11

Notices

.17

11.12

Solicitation of Employment

.17

ARTICLE XII - MISCELLANEOUS

18

12.1

Hazardous Materials

18

12.2

Governing Law

18

12.3

Headings

18

12.4

Extension of Indemnities

18

12.5

No Third Party Beneficiaries

18

12.6

Void Provisions

19

12.7

Survival

19

12.8

No Waiver

19

12.9

Preparation of Agreement

19

12.10

Attorneys Fees

19

12.11

Conflicting Provisions

19

12.12

Time of the Essence

AGREEMENT

Engineering, Procurement and Construction Management Services

[Cost Reimbursable]

THIS AGREEMENT for the performance of services (the “Agreement”) is executed and made effective as of July 25, 2003, between Alamos Gold, Inc. (“Owner”) and M3 ENGINEERING & TECHNOLOGY CORP. (“M3”).

IN CONSIDERATION of the covenants hereinafter set forth, the parties hereto mutually agree as follows:

ARTICLE I DESCRIPTION OF AGREEMENT

1.1

Documents Included

This Agreement includes the following exhibits which are attached hereto and incorporated herein by this reference.

Exhibit “A” - Provisions Regarding Equal Employment Opportunity;

Exhibit “B” - Scope of Work;

Exhibit “C” - Plan of Approach;

Exhibit “D” - Engineer’s Compensation;

Exhibit “F’ – M3’s Insurance Certificates.

1 .2

Entire Agreement

This Agreement constitutes the entire agreement of the parties hereto and no prior agreement or understanding with respect to the subject matter hereof, whether written or oral and including, but not limited to, letters of intent, negotiations or promises, shall be of any further force and effect, all such other prior agreements and commitments having been superseded in their entirety by this Agreement.

ARTICLE II SCOPE OF SERVICES

2.1

Description of Services

“Services” shall mean the entire undertaking to be performed by M3, including without limitation furnishing all or any part of the engineering, design, equipment, machinery, appliances, materials and supplies, supervision, and other services and requirements of whatever nature called for pursuant to the Scope of Work set forth in Exhibits “B” and C” in connection with Owner’s project (the “Facilities”) in or near (location).

2.2

M3’s Responsibilities

(a)

M3 shall perform the Services set forth in Exhibits “B” and “C” in accordance with the terms and conditions of this Agreement.

(b)

M3 shall submit monthly progress reports which shall provide with respect to each discrete Service: a comparison of the actual commencement and completion times with the scheduled times; the percentage of the Service complete; an estimate of the man-hours necessary to complete each Service; and a comparison of actual costs incurred with budgeted costs. Such reports shall be submitted at the same time as monthly invoices described in Article IV.

(c)

M3 agrees that all purchases of equipment, machinery, appliances, materials and supplies that M3 makes shall be made by and on behalf of Owner, upon Owner’s Standard Form Purchase Orders or other documents prepared by Owner, based upon the recommendations of M3 in the course of its performance of the Services. To the extent it shall perform such procurement Services. Mi agrees to include, as term or condition of each purchase order employed by it in the performance of the Services, a patent indemnification provision extending from the vendor under such purchase order to Owner and M3 and to render such assistance to Owner as may be reasonably required on a reimbursable cost basis to enforce the terms of such indemnification by vendors.

(d)

M3 shall pay and discharge all valid U.S. taxes, lienable claims, charges or other impositions imposed by law on M3 arising out of, in connection with, or resulting from the Services, and shall comply with all laws with reference to M3’s employees engaged in the performance of Services. M3 agrees to indemnil3’ Owner and its related and affiliated entities, and the directors, officers, employees and agents of Owner and its related and affiliated entities, against any liability for any such taxes, lienable claims, charges or impositions.

If, upon the acceptance of the Services in accordance with Article XI hereof, Owner shall have cause to believe that there are unsatisfied claims for labor, materials, or injuries to third persons or property, it may request, and M3 shall furnish, proof satisfactory to Owner that such claims are satisfied, discharged or groundless. The amount due as herein provided shall be paid by Owner to M3, subject, however, to the right of Owner to withhold payments in accordance with the requirements of any applicable law with respect to liens for labor or material. Prior to final payment for Services, M3 shall provide Owner with a release of liens or bond over the liens in a form satisfactory to Owner.

(e)

M3 shall use its best efforts to comply, and shall ensure that all its subcontractors and suppliers use best efforts to comply, with all applicable federal, state, and local laws, ordinances, governmental rules and regulations relative to the Services, including without limitation to the foregoing, those relating to the preservation of the public health and safety, and those, if applicable, within the Federal Mine Safety and Health Act and Occupational Safety and Health Act. M3 shall furnish to Owner such stipulations, statements, or certificates evidencing such compliance therewith as Owner may request. Owner, in addition to its other rights and remedies, reserves the right to terminate this Agreement immediately, without further payment obligations, other than for services already rendered, in the discretion of Owner, M3 has failed to cure violations of applicable safety, health, environmental or other laws, regulations, or rules within ten (10) days after written notice to M3.

2.3

Owner’s Responsibilities

Owner shall at such times as may be required by M3 for the successful and expeditious completion of the Set-vices:

(a)

Provide a site for the Services, suitable access thereto and an adequate area or areas adjoining such site for M3s office and employee parking, and furnish necessary utilities;

(b)

Provide M3 with any necessary governmental allocations or priorities and obtain, (with the assistance of M3) all permits and licenses required to be taken out in the name of Owner which are necessary for the performance of the Services;

(c)

Obtain any process and other licenses which are required for the Facilities, except where such licenses are by the terms of the Scope of Work of Plan or Approach the responsibility of M3;

(d)

Pay all property taxes properly assessed against the Facilities;

(e)

Advise of the existence and undertake the abatement and disposal of hazardous materials, including, but not limited to, asbestos, encountered by M3 in the performance of the Services; provided, however, that M3 shall use its best reasonable efforts to advise Owner of such materials promptly upon discovery of the same, if any, by M3;

(f)

Appoint an individual (“Owner’s Representative”) who shall be authorized to act on behalf of Owner, with whom M3 may consult at all reasonable times, and whose instructions, requests, and decisions will be binding upon Owner as to all matters pertaining to this Agreement and the performance of the parties hereunder. Owner shall advise M3 in writing of the name of the individual referred to in the preceding sentence; provided, however, that Owner may change the name of such individual upon not less than three (3) business days prior written notice; and

(g)

Owner hereby grants M3 a limited power of attorney to take such action in Owner’s name as may be required by this Agreement, including but not limited to, purchasing equipment, machinery, materials, and supplies in Owner’s name. Owner shall, at M3’s request, execute a separate limited power of attorney document.

ARTICLE III COMPENSATION

3.1

Contract Price

Owner shall pay M3 in accordance with Article Ill of this Agreement and Exhibit “D” hereto. Except as otherwise provided in Exhibit “D” hereto, no amount to be paid for any service or labor or material furnished or used in connection with the Services shall exceed M3’s usual and customary charge therefore in the locality where the Services are to be performed.

3.2

Miscellaneous Costs

The following miscellaneous costs shall be reimbursable to M3 by Owner:

(a)

Travel Expenses M3 shall be reimbursed for travel expenses and other direct expenses in accordance with M3’s established policies. For any part of the route for which there is no regularly scheduled commercial air service, reimbursement shall be at the rates published by M3 from time to time;

(b)

Subcontracts The cost of any subcontracts; and

(c)

Audits, Monitoring and Accounting To the extent specifically requested in writing by Owner, the cost of periodic project audits and similar programs monitoring the financial or other aspects of the project, and any project-specific accounting ftirictions, including, but not limited to, preparation of property account records.

3.3

Terms of Payment

At the end of each month, M3 shall submit to Owner an itemized invoice in a form satisfactory to Owner showing M3’s charges including reimbursable expenses for the preceding month, appropriately supported by receipts or other documentation satisfactory to Owner. Within thirty (30) calendar days following the last calendar day of each month, Owner shall pay M3 the undisputed amount of each outstanding invoice, and advise M3 of any disputed amounts. Within fifteen (15) calendar days following a mutual reconciliation regarding such disputed amounts, Owner shall pay M3 in accordance with such reconciliation. Payment shall be made by negotiable bank draft sent via overnight mail addressed to the attention of: Accounts Payable, M3 Engineering & Technology Corp., 2440 West Ruthrauff Road, Suite 170, Tucson, Arizona 85705.

ARTICLE IV CHANGES

It is the desire of the parties to keep changes in the scope of Services at a minimum, but the parties recognize that such changes may become necessary from time to time, and agree that they shalt be handled as follows: Owner may initiate a change by noti~ing M3 in writing of such change (a “Change Order”). As soon thereafter as practicable, but in no event not later than ten (10) calendar days following Owner’s notice, M3 shall prepare and fotward to Owner a cost estimate of the change. M3 shall be reimbursed for the costs incurred to prepare such estimate at its usual rate. Owner shall advise M3 in writing of its approval or disapproval of the change. If Owner approves the change, M3 shall perform the Services described in the Change Order. M3 may initiate changes by noti~ing Owner in writing that in Mis opinion a change is necessary. As soon thereafter as reasonably practicable, but in any event not later than ten (10) calendar days following M3’s notice, Owner shall advise M3 of its concurrence or disagreement. If Owner shalt concur with M3’s change, as soon thereafter as practicable, but in no event not later than ten (10) calendar days following Owner’s notice, M3 shall prepare and forward to Owner a cost estimate of the change. M3 shall be reimbursed for the costs incurred to prepare such estimate at its usual rate. Owner shall advise M3 in writing of its approval or disapproval of the change. If Owner approves the change, M3 shall perform the Services described in the Change Order.

ARTICLE V REPRESENTATIONS, WARRANTIES AND GUARANTEES

5.1

Owners Representations and Warranties

Owner represents that all information in its possession concerning the physical condition of its property which is the subject of the Services has been or shall be made available to M3.

5.2

M3’s Representations and Warranties

(a)

M3 represents that is has or shall carefully examine all such information and other information applicable to the Services, and concerning such property, and is familiar with the physical condition of Owner’s property and surrounding terrain, has or shall be ftilty informed as to all existing conditions and limitations,

(b)

M3 represents and warrants that the Services shall be performed in accordance with:

(1)

the terms of this Agreement and applicable federal, state and local laws, ordinances and governmental rules and regulations, and (ii) the normal standards of professional engineers within the framework of generally accepted engineering practices.

5.3

Third Party Items

To the extent not procured by Owner, but for the protection of Owner, M3 shall require from alt contractors, subcontractors and vendors from which M3 procures services, machinery, equipment or materials, warranties and guarantees with respect to such services, machinery, equipment and materials; and the same shall be in the name of Owner or assigned to Owner. M3’s liability with respect to such services, machinery, equipment and materials obtained from contractors, subcontractors or vendors shall be limited to procuring warranties and guarantees from such contractors, subcontractors and vendors and rendering all reasonable assistance to Owner for the purpose of enforcing the same.

5.4

Performance Schedules

M3 represents that is shall commence and complete the Services within the agreed upon schedule or schedules set forth in Exhibit “C”, except as may be amended by any Change Order.

5.5

Limitations of Warranty

(a)

The warranties and guarantees made in this Article V are the only warranties and guarantees made by M3. M3 MAKES NO OTHER WARRANTIES OR GUARANTEES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE EXPRESSLY DISCLAIMED AND WAIVED HEREBY.

(b)

Owner’s failure to: (a) properly operate and maintain the Facilities; or (b) allow M3 to promptly make such tests and perform such remedial services as M3 may deem appropriate, shall relieve M3 of its, if any, warranty and/or guaranty relative to such improper operation and maintenance or the subject of such test or service. This Article V governs, modifies and supersedes any other term of this Agreement which address warranties or guarantees.

ARTICLE VI INDEMNIFICATION

6.1

M3’s indemnification of Owner

At M3’s sole cost and expense, M3 shall indemnify, defend, and hold harmless Owner, from and against any action at law or suit in equity which may be brought against Owner and its related or affiliated entities at any time for infringement of any patent or patents allegedly relating to designs, plans, drawings, and specifications provided by M3 to Owner hereunder; provided Owner promptly notifies M3 in writing of the institution of such action or suit and permits M3 to control its defense. Owner agrees to cooperate fully in the defense of any such action or suit and to furnish all relevant evidence in its control. The foregoing indemnity shall not apply to designs, plans, drawings, and specifications supplied by Owner.

6.2

Owners Responsibilities

Owner assumes responsibility for all loss of or damage to property owned by or in the custody of Owner and any items at the jobsite or in transit thereto (including but not limited to construction work ri progress), however such loss or damage shall occur, and agrees to maintain Fire and Extended, Boiler and Machinery Explosion Coverage, Builders All-Risk or other appropriate insurance naming M3 as additional insured and does hereby and shall cause its insurers to waive rights of subrogation against M3 and its vendors and subcontractors under any insurance which Owner may carry.

Owner agrees to obtain and maintain for the benefit of M3 the same indemnities and insurance benefits obtained for the protection of the Owner from any contractor and shall obtain from such contractor insurance certificates evidencing M3 as an additional insured. In the event Owner fails to obtain the above-described insurance or indemnity agreements from contractors. Owner shall indemnify M3 for any and all claims, liabilities and causes of action, including attorneys fees, arising from M3’s performance of the Services which would have come within such indemnities or insurance benefits had the same been obtained in accordance with the paragraph.

ARTICLE VII INSURANCE

7.1

Commitment

All of M3’s activities hereunder shall be at M3s sole risk. Neither M3 nor its employees, agents, contractors or subcontractors shall be entitled to Workers Compensation or other insurance protection provided by Owner; and neither M3 nor its employees, agents, contractors or subcontractors shall be entitled to the benefit of any other plans or programs intended for Owner’s employees. Commencing with the performance of its Services hereunder, and continuing until the earlier of Owner’s acceptance of the Services or termination of this Agreement, M3 shall maintain the following insurance:

(a)

Worker’s Compensation in accordance with the statutory requirements of the state having jurisdiction over M3’s employees who are engaged in the Services;

(b)

General Liability insurance with minimum limits of not less $2,000,000 combined single limit per occurrence;

(c)

Employer’s Liability insurance with minimum limits of not less than $1,000,000 each accident, SI ,000,000 for disease, and $1,000,000 each employee for disease;

(d)

Automobile Liability insurance with minimum limits of not less than $1,000,000 combined single limit per occurrence; and

(e)

Professional Errors and Omissions Liability insurance, with claims-made wording and a twelve (12) month extended reporting period, and with limits of not less than

$1,000,000.

The foregoing insurance coverages shall not act to limit M3’s liability under this Agreement.

Owner shall be named an additional insured under M3’s General Liability insurance and

Automobile Liability insurance policies.

7.2

Certificates

The foregoing insurance shalt be maintained with carriers satisfactoiy to Owner, and the terms of coverage shall be as evidenced by the certificate(s) attached hereto as Exhibit “F” Such certificates shall provide that thirty (30) days written notice shall be given to Owner prior to cancellation of any policy.

ARTICLE VIII TERMINATION AND CANCELLATION

8.1

Termination for M3s Default by Owner

In addition to Owner’s right of termination set forth elsewhere in this Agreement, should M3 become insolvent or bankrupt, or should M3 commit a material breach or default of any of the covenants or obligations of this Agreement, and should M3 thereafter fail to commence good faith efforts to remedy such breach or default within ten (10) calendar days after written demand by Owner, then Owner may suspend performance or terminate this Agreement and enter upon the premises and take possession thereof. At the same time, Owner may elect to instruct M3 to remove from the premises all of its tools, equipment, and supplies, or may take possession of any and all of such tools, equipment, and supplies for the purpose of completing the Services. Upon any such termination, M3 shall be compensated for all costs incurred and Services then performed in accordance with the provisions of this Agreement and if applicable for the tools, equipment and supplies Owner demanded be left on the premises.

8.2

Termination for Owner’s Default by M3

Should Owner become insolvent or bankrupt, or should Owner commit a material breach or default of any of the covenants or obligations of this Agreement, and should Owner thereafter (a) fail to remedy the same within ten (10) calendar days after written notice thereof from M3 if the breach constitutes a failure to pay money, or (b) fail to commence good faith efforts to remedy such within ten (tO) calendar days after written demand by M3 if the breach is other than a failure to pay money, then M3 may, at its option, suspend performance or terminate this Agreement. Should M3 so suspend or terminate this Agreement, it shall be paid for all costs incurred and Services performed to the date of suspension or termination, plus any cancellation charges by vendors, subcontractors and M3.

8.3

Cancellation for Convenience

Owner reserves the right to cancel the Services hereunder upon notice in writing to M3. Should the Services be so canceled by Owner, M3 shall be paid for all costs incurred to date of cancellation in accordance with Article Ill hereof, plus any cancellation charges by vendors, subcontractors and M3.

8.4

Suspension by Owner

Owner reserves the right to suspend the Services upon ten (10) calendar days written notice to M3, unless M3 agrees in writing to a shorter notice period. Should the Services be so suspended, M3 shall be paid for all costs incurred to the date of suspension, plus any suspension or cancellation charges by vendors, subcontractors and M3. When a suspension equals or exceeds one hundred eighty calendar (180) days in the aggregate, M3 may elect to treat such suspension as a Cancellation for Convenience of Owner pursuant to Section 9.3 hereof

ARTICLE IX COMPLETION

M3 shall prosecute the Services continuously and with due diligence. The Services will be completed in accordance with the schedule or schedules set forth in Exhibit “C” and the provisions of this Agreement.

ARTICLE X ACCEPTANCE

When M3 deems it has completed the Services, it shall so notify Owner in writing. Within fourteen (14) calendar days thereafter, Owner shall advise M3 in writing of any defects in the Services for which M3 shall be responsible under this Agreement. As soon as the identified defects are corrected, or if no defects were identified within fourteen (14) days of M3s notice, the Services shall be deemed accepted. Owner shall execute a written acceptance upon M3’s request.

ARTICLE XI GENERAL PROVISIONS

11.1

Independent Contractor Relationship

The Services shall be performed by M3 as an independent contractor, and its employees at all times shall be under its supervision, direction and control. M3 shall have fill power and authority to select the means, manner, and methods of performing the Services without supervision, direction, or control by Owner. M3 and its supervisors will receive instructions from Owner and Owner’s Representative (as defined in Section 2.3W) as to the end results to be accomplished and M3 shall be responsible for directing its employees as to the means, manner, and methods of accomplishing the Services. Compliance by M3 or its employees, with engineering instructions, safety practices, maintenance instructions, or change orders issued by Owner or Owners Representative shall not affect M3s status as an independent contractor, and shall not relieve M3 of its obligations under this Agreement.

11.2

Safety and Environmental Regulations

(a)

M3 shall make every reasonable effort to design the Facilities so they are capable of complying with all applicable safety legislation, including state and federal Occupational Safety and Health Acts (“OSIIA”), and with applicable environmental laws, rules and regulations in force at the effective date of this Agreement. If, during the course of the Services, any questions should arise regarding safety or environmental aspects of the Services, M3 and Owner shall mutually agree upon any changes required in the Services and such changes shall be treated as changes in the scope of the Services and M3 shall be appropriately compensated; and

(b)

M3 agrees to be responsible for claims made by any employee or subcontractor of M3 against M3 or Owner by reason of any personal injury or death which results from a violation of OSHA in connection with the Services. Owner agrees to be responsible for any claim made by any employee of Owner against Owner or M3 by reason of any person injury or death which results from Owners violation of OSHA. The parties intend that, to the extent allowed by law, the terms and conditions of this Section 11.2(c) shall be interpreted consistently with any and all other provisions of this Agreement governing the allocation of risk or liability between the parties.

11.3 Force Majeure

Any delays in or failure of performance by Owner or M3, other than payment of money, shall not constitute default hereunder if and to the extent such delays or failures of performance are caused by occurrences beyond the reasonable control of Owner or M3, as the case may be, including but not limited to: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; act of war; rebellion or sabotage or damage resulting therefrom; fires, floods, explosions, accidents; riots or strikes or other concerted acts of workmen, whether direct or indirect; or any causes, whether or not of the same class or kind as those specifically above named, which are not within the control of Owner or M3, as may be applicable, and which by the exercise of reasonable diligence, Owner or M3, as may be applicable, is unable to prevent. Owner and M3 shall not be required to settle any labor or other dispute, or to contest any law, regulation, order or request merely to have exercised “reasonable diligence” in accordance with the foregoing.

11.4

Title to Plans and Specifications

All drawings and specifications prepared by M3 pursuant to this Agreement shall be and remain the property of Owner.

11.5

Confidentiality

(a)

All knowledge and information acquired or developed by M3 or any permitted subcontractor hereunder, including without limitation all drawings and specifications described in Section 12.4 hereof, shall be and remain the confidential and proprietary information of Owner. Any information acquired or developed by M3 hereunder shall be mmcd over to Owner, if and to the extent requested, at the termination of this Agreement. M3 and its employees, permitted subcontractors and agents shall maintain strict security over all knowledge and information acquired or developed by it during the performance of this Agreement, and shall not divulge any such knowledge and information directly or indirectly to any person, other than the authorized Representatives of Owner, without the prior written consent of Owner, except as required by law, court order, the rules of any stock exchange or to the legal or financial representations of the party making such disclosure. At the termination of this Agreement and to the extent requested by Owner, M3 shall return all such knowledge and information in tangible form and copies thereof except that M3 may retain an archive copy of all information forming a basis for its performance hereunder. The knowledge and information described in this section does not include knowledge and information which M3 previously had or could be obtained from third parties.

(b)

Neither party shall issue any press release, announcement, report, disclosure or filing with respect to the Services hereunder or M3’s involvement with the Facilities without the prior written consent of the other party, except as may be required by law, court order, the rules of any stock exchange, or to the legal or financial representatives of the party making such disclosure.

11.7

Damages

Except in the event of M3’s gross negligence, willful misconduct, or fraud; (a) M3 shall not be responsible or held liable for consequential, incidental, special or indirect damages. including without limitation, liability for loss of use of the Facilities or Owner’s existing property, loss of profits, interest, product or business interruption, increased costs of operations and maintenance or staffing needs, however the same may be caused; and (b) Owner hereby releases, indemnities and agrees to hold M3 harmless from any liability arising from Owner’s or Owner’s assignee’s, ownership, use or operation of the Facilities, or any part thereof.

11.8

Audit and Maintenance of Records

M3 shall and shall require its subcontractors to maintain a true, correct and complete set of records, including books and accounts in accordance with generally accepted accounting principles consistently applied, pertaining to the Services performed hereunder, and that neither M3 nor any of its subcontractors shall pay any commission or fees or grant any rebates or other remuneration or gratuity to an employee or officer of Owner, or any of Owner’s affiliated entities, and neither M3 nor any of M3’s subcontractors shall grant any secret rebates, one to the other, nor pay any commission or fees to the employees or officers of the other in connection with the Services. During the terms of this Agreement and for a period of one (I) year thereafter, Owner, upon reasonable request and at reasonable times, may audit any and all records of M3 relating to Services performed hereunder; provided, however, M3 shall have the right to exclude any trade secrets, formula, or processes, and records relating to specific costs covered by M3’s fixed charges. M3’s subcontractors shall require the Subcontractor provide Owner a comparable right to audit of records of M3’s subcontractors.

11.9

Assignment

This Agreement shall not be assignable by either party without the prior written consent of the other party hereto, except that it may be assigned without such consent to a wholly owned subsidiary of either party, the successor of either party, or to a person, firm, or corporation acquiring all or substantially all of the stock or business assets of such party; provided, however, that such assignment shall not relieve the assigning party of any of its obligations under this Agreement. Any attempted assignment requiring a consent made svithout such consent shall be null and void. No assignment of this Agreement shall be valid until a written assumption, satisfactory to the non-assigning party, is received by the non-assigning party. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

11.10

Subcontracts

M3 may not subcontract any portion of the Services to a subcontractor without prior written approval by Owner. In no event shall Owner’s approval of any subcontract relieve M3 of any of its obligations under this Agreement. Notwithstanding the foregoing, M3 may have portions of the Services performed by its affiliated entities or their employees, in which event M3 shall be responsible for such Services and Owner will look solely to M3, and M3 shall be responsible, as if the Services were performed by Mi

11.11

Notices

Except as otherwise required by law, any notice shall be in writing and shall be given by personal delivery on the authorized representative of the receiving party, or by overnight courier service, or by deposit in the United States certified or registered mail, return receipt requested, postage prepaid, addressed to Contractor or Subcontractor at the following addresses (or at such other addresses as the parties may designate in writing):

Contractor:  M3 Engineering & Technology Corporation

2440 West Ruthrauff Road

Suite 170

Tucson, Arizona 85705 USA

Fax:  520/293-8349

Attn:  MR. DAN NEFF and MR. DOUG AUSTIN

Owner:  Alamos Gold, Inc.

9908 N. Calle Loma Linda

Oro Valley, Arizona 85737 USA

Attn: MR. JOHN VAN DEBUEKEN

With copy to; Alamos Gold, Inc.

15 Metcalfe Street

Toronto, Ontario

Canada M4X IRS

Attn:  MR. JOHN A McCLUSKEY, PRESIDENT/CEO

Notice shall be deemed to have been given on the date on which notice is delivered if notice is given by personal delivery, on the date of delivery to the overnight courier service if such a service is used, and on the date of deposit in the mail if mailed. Notice shall be deemed to have been received on the date on which the notice is received if notice is given by personal delivery or overnight courier service, and 48 hours following deposit in the mail, if mailed.

11.12

Solicitation of Employment

Neither party shall, during the term of this Agreement or for a period of eighty (80) calendar days thereafter, directly or indirectly for itself or on behalf of, in conjunction with, any other person,

partnership, corporation, business or organization, solicit, hire, contract with or engage the employment of a full-time employee of the other party with whom that party or its personnel have had contact in the course of providing Services under this Agreement, unless that party has obtained the written consent, which may be withheld, of the other party to such hiring and that party pays to the other a fee to be mutually agreed upon.

ARTICLE XII MISCELLANEOUS

12.1

Hazardous Materials

Unless otherwise provided in this Agreement, M3 and M3’s consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, including but not limited to asbestos, asbestos products, polychlorinated biphenyl (PCB) or other toxic substances.

12.2

Governing Law

This Agreement shall be governed by and interpreted in accordance with the internal laws (and not the laws of conflicts) of the State of Arizona. Any suit or legal proceeding in connection with this Agreement shall be brought in Pima County, Arizona and the parties irrevocably submit to jurisdiction in any court in Arizona.

12.3

Headings

Headings and titles of Articles, Sections, paragraphs and other subparts of this Agreement are for convenience of reference only and shail not be considered in interpreting the text of this Agreement. Modifications or amendments to this Agreement must be in writing and executed by a duly authorized representative of each party.

12.4

Extension of Indemnities

Indemnities against, releases from, assumptions of and limitations on liability expressed in this Agreement, as well as waivers of subrogation rights, if any, shall apply even in the event of the negligence or breach of contract of the party indemnified or released or whose liability is limited or assumed or against whom rights of subrogation are waived and shall extend to the officers, directors, employees, licensors, agents, partners and related entities of such party and its partners and related entities.

12.5

No Third Party Beneficiaries

The parties agree to look solely to each to the other with respect to performance of this Agreement and the Services performed hereunder. This Agreement and each and every provision hereof is for the exclusive benefit of Owner and M3 and not for the benefit of any third party, except as expressly provided herein. There are no third party beneficiaries of this Agreement.

12.6

Void Provisions

In the event that any portion or all of this Agreement is held to be void or unenforceable, the parties agree to negotiate in good faith to reach an equitable adjustment which shall effect the intent of the parties as set forth in this Agreement.

l2.7

Survival

The provisions of this Agreement which by their nature are intended to survive the termination, cancellation, completion or expiration of the Agreement, including but not limited to any expressed limitations of or releases from liability, shall continue as valid and enforceable obligations or rights of the parties notwithstanding any such termination, cancellation, completion or expiration of this Agreement.

12.8

No Waiver

None of the conditions of this Agreement shall be considered waived by either party unless waived in writing by such party. The waiver by any party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted hereunder, and the same 5hall not be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

12.9

Preparation of Agreement

This Agreement and the language contained herein have been arrived at the muwal negotiation of the parties. Accordingly, no provision hereof shall be construed against one party or in favor of another party because of who prepared this Agreement.

12.10

Attorneys Fees

In the event any legal action is brought by a party to this Agreement to enforce the terms hereof, the prevailing party in the litigation shall be entitled to recover reasonable attorney’s fees incurred in bringing or defending the action, together with costs and expenses.

12.11

Conflicting Provisions

in the event of any conflict within, between or among the provisions of this Agreement, or any other document, those provisions giving 113 the greatest right shall govern.

12.12 Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this contract document as of the date and year first written above.

ALAMOS GOLD INC.	M3 ENGINEERING & TECHNOLOGY CORPORATION
By: [signature]	By: [signature] Daniel H. Neff, P.E.
Title: V.P. Operations	Title: President

EXHIBIT A

PROVISIONS REGARDING EQUAL EMPLOYMENT OPPORTUNITY

(Attached)

EXHIBIT ‘A’

EQUAL OPPORTUNITY CLAUSE

(The following clause is applicable unless this Agreement is exempt under the rules and regulations of the Secretary of Labor issued pursuant to Executive Order No. 11246 of September 24, 1965 (30 FR1231 9). as amended.)

During the performance of this Agreement, Consultant agrees as follows:

(1)

Consultant will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. Consultant will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Consultant agrees to post in conspicuous places, available to employees and applicants tar employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause.

(2)

Consultant will, in all solicitations or advertisements for employees placed by or on behalf of Consultant, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

(3)

Consultant will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advising the labor union or workers representative of Consultants commitments under Section 202 or Executive Order No. 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

(4)

Consultant will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

(5)

Consultant will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to Consultant’s books, records, and amounts by the  investigating agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

(6)

In the event of Consultants noncompliance with the nondiscrimination clauses of this Agreement or with any such rules, regulations, or order, this Agreement may be canceled, terminated, or suspended in whole or in part and Consultant may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

(7)

Consultant will include the provisions of paragraphs (1) through (7) in every subcontractor or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 2,4 1965, so that such provisions will be binding upon each subcontractor or vendor. Consultant will take such action with respect to any subcontract or purchase order as may be directed by the Secretary of Labor as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event Consultant becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction, Consultant may request the United States to enter into such litigation to protect the interest of the United States.

EXHIBIT B

SCOPE OF WORK

The work will begin with a Bankable Feasibility Study for a 10,000 M. T. P. D. heap leach operation fed from the Estrella Ore Body. It is to be completed by April 10, 2004, meeting the regulatory requirements as a 43-101 report that could enable a production decision.

EXHIBIT C

PLAN OF APPROACH

See Scope of Work

EXHIBIT D

ENGINEER’S COMPENSATION

The Engineer shall be paid monthly based upon the attached ‘Industrial Short Form Billing Rate Schedule -Fiscal Year 2004”.

M3 Engineering & Technology Corp.

INDUSTRIAL SHORT FORM
BILLING RATE SCHEDULE - FISCAL YEAR 2004
(January 1, 2004 through December 31, 2004)
To be Revised Annually

		BILLING RATES
A.	PROFESSIONAL DESIGN SERVICES	
	Senior Project Manager/Consultant/Chief Engineer	$125.00/hr
	Project Manager/Principal Architect	$ 95.00/hr
	Senior Project Engineer/ Process/Specialist	$ 85.00/hr
	Project Engineer/Project Architect/Specialist	$ 80.00/hr
	Engineer IV/Senior Architect	$ 75.00/hr
	Designer IV	$ 70.00/hr
	Engineer III/Architect III	$ 65.00/hr
	Designer III	$ 60.00/hr
	Engineer II/Architect II	$ 55.00/hr
	Designer II	$ 50.00/hr
	Engineer I/Architect I	$ 45.00/hr
	Designer I	$ 40.00/hr
	Tracer II	$ 35.00/hr
	Tracer I	$ 30.00/hr
B.	ADMINISTRATIVE SUPPORT SERVICES	
	Manager of Controls/Contracts/Purchasing/Accounting and Construction Manager	$ 90.00/hr
	Superintendent, Cost Control, Scheduling Engineer – IV and Procurement Manager	$ 80.00/hr
	Superintendent, Cost Control, Scheduling Engineer, Buyer – III	$ 70.00/hr
	Superintendent, Cost Control, Scheduling Engineer, Buyer - II	$ 60.00/hr
	Superintendent, Cost Control, Scheduling Engineer, Buyer – I	$ 55.00/hr
	Director, IT Services	$ 70.00/hr
	LAN Support Technician	$ 35.00/hr
	Administrative Assistant	$ 50.00/hr
	Bookkeeper, Secretary V	$ 45.00/hr
	Secretary IV/Technical Writer	$ 40.00/hr
	Secretary III	$ 35.00/hr
	Secretary II/Clerk II	$ 30.00/hr
	Secretary I/Clerk I	$ 25.00/hr
C.	M3 MEXICANA S. de R.L. de C.V.	
	The Hourly Rate charged for all M3 Mexicana Employees in the Hermosillo office is charged out at an average rate.	$35.00/hr

Tucson Office
2440 W. Ruthrauff Road, Suite 170
Tucson, AZ 85705
Phone: (520) 293-1488
Fax: (520) 293-8349
e-mail: m3@m3eng.com

Phoenix Office
6501 W. Frye Road, Suite 21
Chandler, AZ 85226
Phone: (480) 753-3607
Fax: (480) 753-3617
e-mail: m3phx@m3eng.com

Hermosillo Office
Veracruz y 12 de Octubre
Hermosillo, Sonora, México 83190
Phone: (52-662) 2105400
Fax: (52-662) 2105404
e-mail: m3mex@rtn.uson.mx

Equal Opportunity Employer

M3 Engineering & Technology Corp.

INDUSTRIAL SHORT FORM (Continued)
BILLING RATE SCHEDULE - FISCAL YEAR 2004
(January 1, 2004 through December 31, 2004)

		BILLING RATES
D.	REIMBURSABLE EXPENSES	
	1) Travel Rates	
	Mileage	$ 0.375/mile
	Per Diem	Cost
	Air Travel (Overseas Business Class)	Cost
	2) Reproduction (In-House)	
	Blueline Prints (24 x 36)	$ 1.00/sheet
	Reproducible Sepias (24 x 36)	$ 3.00/sheet
	Reproducible Mylars (24 x 36)	$ 10.00/sheet
	3) Postage and Courier Charges	Cost
	4) Freight and Photography	Cost
	5) Legal Services	Cost
	6) Reproductions (Out Sourced)	Cost
	7) Foreign Business & Personnel Tax + Levies	Cost
	8) Purchasing/Subcontracts and Consultants	Cost + 5%
E.	OTHER-REIMBURSABLE ENGINEERING OFFICE EXPENSES Instead of itemizing charges, a flat fee per billing hour will be charged.	$3.00/billing hr

1) Computers and Programs
2) CAD Equipment
3) Plotting
4) Local Travel
5) Overtime Premium
6) Photo Copies
7) Long Distance Calls
8) FAXES
9) Client Office

F. LATE ACCOUNTS

A minimum of ½ hour of bookkeeping time is charged for each monthly billing that is associated with overdue payment. Additionally, a service fee of 1.5% per month (from the date of billing) will be charged on accounts 30 days past due.

____
Daniel H. Neff, P.E., President

Tucson Office
2440 W. Ruthrauff Road, Suite 170
Tucson, AZ 85705
Phone: (520) 293-1488
Fax: (520) 293-8349
e-mail: m3@m3eng.com

Phoenix Office
6501 W. Frye Road, Suite 21
Chandler, AZ 85226
Phone: (480) 753-3607
Fax: (480) 753-3617
e-mail: m3phx@m3eng.com

Hermosillo Office
Veracruz y 12 de Octubre
Hermosillo, Sonora, México 83190
Phone: (52-662) 2105400
Fax: (52-662) 2105404
e-mail: m3mex@rtn.uson.mx

Equal Opportunity Employer

EXHIBIT ’E’

M3’S INSURANCE CERTIFICATES

(attached)

ACORD. CERTIFICATE OF LIABILITY INSURANCE

OP ID LP
M3ENG-1

DATE (MM/DD/YY) 05/21/03

PRODUCER

Mueller & Associates, Inc.
2127 E. Speedway, PO Box 43850
on AZ 85733-3850
e:520-881-5760 Fax:520-325-3757

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED

M3 Engineering & Technology
M3 Engineering & Construction,
M3 Engineering & Manufacturing
M3 Mexicana & M3 Illinois, Inc
2440 West Ruthrauff Road, #170
Tucson AZ 85705-1950

INSURERS AFFORDING COVERAGE

INSURER A:	American Manufacturers
INSURER B:	
INSURER C:	
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE / OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC				EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
					PERSONAL & ADV INJURY	$
					GENERAL AGGREGATE	$
					PRODUCTS - COMP/OP AGG	$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT (Ea accident)	$
					BODILY INJURY (Per person)	$
					BODILY INJURY (Per accident)	$
					PROPERTY DAMAGE (Per accident)	$
	GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
					OTHER THAN AUTO ONLY: EA ACC	$
					AGG	$
	EXCESS LIABILITY OCCUR / CLAIMS MADE DEDUCTIBLE RETENTION $				EACH OCCURRENCE	$
					AGGREGATE	$
						$
						$
						$
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY	7CQ26279911	05/01/03	05/01/04	WC STATU-TORY LIMITS / OTH-ER	
					E.L. EACH ACCIDENT	$ 1000000
					E.L. DISEASE - EA EMPLOYEE	$ 1000000
					E.L. DISEASE - POLICY LIMIT	$ 1000000
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

Evidence of Workers Compensation Insurance

CERTIFICATE HOLDER | N | ADDITIONAL INSURED; INSURER LETTER: ____

FOR INSURANCE
VERIFICATION
PURPOSES ONLY

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Robert L. Mueller

ACORD 25-S (7/97)

©ACORD CORPORATION 1988

INSURED'S COPY

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY): 6/27/02

PRODUCER
Professional Underwriters of Arizona, Inc.
Post Office Box 5419
Scottsdale, AZ 85261-5419
(480) 483-0440

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED
M3 Engineering & Technology Corp.
2440 W. Ruthrauff Rd, Suite 170
Tucson, AZ 85705

INSURERS AFFORDING COVERAGE	
INSURER A:	Zurich Insurance Company (A+ XV)
INSURER B:	
INSURER C:	
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE / OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC				GENERAL AGGREGATE FIRE DAMAGE (Any one fire) MED EXP (Any one person) PERSONAL & ADV INJURY GENERAL AGGREGATE PRODUCTS - COMP/OP AGG	\$ \$ \$ \$ \$ \$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT (Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE	\$ \$ \$ \$
	GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT OTHER THAN AUTO ONLY: EA ACC AGG	\$ \$ \$
	EXCESS LIABILITY OCCUR / CLAIMS MADE DEDUCTIBLE RETENTION \$				EACH OCCURRENCE AGGREGATE	\$ \$ \$ \$ \$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY				WC STATUTORY LIMITS / OTHER E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	 \$ \$ \$
A	OTHER Architects / Engineers Professional Liability	EOC 2960584-00	7/25/98	7/25/04	Per Claim Ann Aggregate	\$ 5,000,000 \$ 10,000,000

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS
Engineering Consultants
Retro Date: 07/25/1986

CERTIFICATE HOLDER

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES

AUTHORIZED REPRESENTATIVE
Jeffrey D. Gerrick

ACORD 25-S (7/97)
© ACORD CORPORATION 1988

ACORD. CERTIFICATE OF LIABILITY INSURANCE

OP ID LP M3ENG-1

DATE (MM/DD/YY) 06/13/03

PRODUCER

Mueller & Associates, Inc.
2127 E. Speedway, PO Box 43850
[illegible]on AZ 85733-3850
[illegible]e: 520-881-5760 Fax: 520-325-3757

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED

M3 Engineering & Technology
M3 Engineering & Construction
M3 Illinois, Inc, M3 Mexicana S. de R.L. de C.V.
2440 West Ruthrauff Road, #170
Tucson AZ 85705-1950

INSURERS AFFORDING COVERAGE

INSURER A:	Cincinnati Insurance Company
INSURER B:	Great Northern Insurance
INSURER C:	
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY				EACH OCCURRENCE	$ 1000000
A	X COMMERCIAL GENERAL LIABILITY	CPP0722282	06/23/03	06/23/04	FIRE DAMAGE (Any one fire)	$ 500000
	CLAIMS MADE X OCCUR				MED EXP (Any one person)	$ 5000
					PERSONAL & ADV INJURY	$ 1000000
					GENERAL AGGREGATE	$ 2000000
	GEN'L AGGREGATE LIMIT APPLIES PER: POLICY PROJECT LOC				PRODUCTS - COMP/OP AGG	$ 2000000
	AUTOMOBILE LIABILITY					
A	X ANY AUTO	CAA5478694	06/23/03	06/23/04	COMBINED SINGLE LIMIT (Ea accident)	$ 1000000
	ALL OWNED AUTOS				BODILY INJURY (Per person)	$
	SCHEDULED AUTOS					
	HIRED AUTOS				BODILY INJURY (Per accident)	$
	NON-OWNED AUTOS					
					PROPERTY DAMAGE (Per accident)	$
	[illegible]RAGE LIABILITY				AUTO ONLY - EA ACCIDENT	$
	ANY AUTO				OTHER THAN AUTO ONLY: EA ACC	$
					AGG	$
	EXCESS LIABILITY				EACH OCCURRENCE	$ 9000000
A	X OCCUR CLAIMS MADE	CCC4489668	06/23/03	06/23/04	AGGREGATE	$ 9000000
						$
	DEDUCTIBLE					$
	X RETENTION $ 0					$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY				WC STATUTORY LIMITS / OTHER	
					E.L. EACH ACCIDENT	$
					E.L. DISEASE - EA EMPLOYEE	$
					E.L. DISEASE - POLICY LIMIT	$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

CERTIFICATE HOLDER Y ADDITIONAL INSURED; INSURER LETTER: A

FOR INSURANCE VERIFICATION PURPOSES ONLY

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30* DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Robert L. Mueller

ACORD 25-S (7/97)

© ACORD CORPORATION 1988